Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 1, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appear in ProShares Trust II’s Annual Report on Form 10-K for the year ended December 31, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

We hereby consent to the use in this Registration Statement on Form S-3 of ProShares Trust II, of our report dated April 16, 2010 relating to the financial statements of ProShares Short DJ-UBS Natural Gas and ProShares Short Gold, two separate series of ProShares Trust II, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

We hereby consent to the use in this Registration Statement on Form S-3 of ProShares Trust II, of our report dated October 31, 2010 relating to the financial statements of ProShares VIX Short-Term Futures ETF and ProShares VIX Mid-Term Futures ETF, two separate series of ProShares Trust II, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Columbus, Ohio

November 5, 2010